LUMERA COMPLETES DEVICE SHIPMENT ON THIRD ORDER FROM LOCKHEED MARTIN

BOTHELL, WA. (July 15, 2008) -- Lumera Corporation (NASDAQ: LMRA), a leader in the field of photonics communication, announced today that it has completed the shipment of electro-optic devices on the third purchase order from Lockheed Martin under the terms of the existing material transfer agreement.

“We are pleased that our relationship with Lockheed Martin is progressing and expanding with these additional orders,” said Dr. Raluca Dinu, Vice President of Lumera’s Electro-Optic Business Unit. “We look forward to continuing to provide our materials and devices over the term of the Lockheed Martin agreement as their needs increase and their confidence in Lumera builds.”

About Lumera
Lumera is a leader in photonic communications. The company designs electro-optic components based on proprietary polymer compounds for the telecommunications and computing industries. For more information, please visit www.lumera.com.

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Certain statements contained in this release are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: market acceptance of our technologies and products; our ability to obtain financing; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches; the ability to achieve key technical milestones in key products; and other risk factors identified from time to time in the company's SEC reports, including its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q.

Investor Contact:
Dr. Hélène Jaillet
Lumera Corporation
425-398-6546
hjaillet@lumera.com

Media Contact:
Todd Wolfenbarger
The Summit Group Communications
801-595-1155
801-244-9600 cell